Context Therapeutics® Reports Third Quarter 2021 Operating and Financial Results

Entered into $31.25 million Private Placement Agreement

Completed Initial Public Offering of Common Stock and Raised $28.75 million in Gross Proceeds

Dosed First Patient in Phase 2 ER+, PR+, HER2- Metastatic Breast Cancer Clinical Trial

PHILADELPHIA, PA— December 2, 2021—Context Therapeutics Inc. (Nasdaq: CNTX), a women’s oncology company developing small molecule and immunotherapy treatments to transform care for breast and gynecological cancers, today announced financial results for the third quarter ended September 30, 2021, and highlighted recent corporate accomplishments.

“This is a pivotal time for Context, as we debuted on Nasdaq and entered into a $31.25 million private placement agreement that extends our cash runway into 2024. We also strengthened our leadership team with the addition of Chief Financial Officer Jennifer Minai-Azary and Chief Legal Officer Alex Levit, who was instrumental in bringing our company public,” said Martin Lehr, CEO of Context Therapeutics. “Additionally, the clinical evaluation of our lead product candidate onapristone extended release (ONA-XR) continues to progress, with three Phase 2 clinical trials and one Phase 1b/2 clinical trial in hormone-driven breast, ovarian and endometrial cancers currently enrolling patients. We also recently entered into a research collaboration and license agreement with Integral Molecular for the development of an anti-claudin 6 (CLDN6) bispecific monoclonal antibody (BsMAb) for gynecologic cancer immunotherapy. We look forward to early data from several of the ONA-XR clinical trials in 2022, as we continue our work to demonstrate its potential to make a meaningful difference for patients with hormone-driven women’s cancers.”

Third Quarter 2021 and Recent Corporate Highlights

Pipeline Updates
•In November 2021, announced preliminary results from the Window of Opportunity study assessing ONA-XR in postmenopausal women with PR+/HER2- early breast cancer will be presented at the 2021 San Antonio Breast Cancer Symposium (SABCS) taking place virtually and in San Antonio, Texas, from December 7-10, 2021 (Abstract # 511).
•In October 2021, announced with the Wisconsin Oncology Network that the first patient was dosed in the Phase 2 SMILE study assessing ONA-XR in combination with fulvestrant in women with ER+, PR+, HER2- metastatic breast cancer who have progressed on prior aromatase inhibitor and CDK4/6 inhibitor combination therapy. A trial design poster will be presented at SABCS (Abstract # 379), and preliminary data from this trial are anticipated in 2022.

Corporate Updates
•In December 2021, announced that the Company entered into definitive securities purchase agreements for a private placement with accredited investors of 5,000,000 shares of common stock of Context Therapeutics together with warrants to purchase 5,000,000 shares of common stock at a combined offering price of $6.25, which will result in gross proceeds to Context Therapeutics of approximately $31.25 million, before deducting placement offering expenses.
•In November 2021, announced the appointment of Jennifer Minai-Azary as Chief Financial Officer and the prior appointment, in April 2021, of Alex Levit as Chief Legal Officer.

•In October 2021, completed an initial public offering (IPO) of common stock and raised gross proceeds of $28.75 million, before deducting underwriting discounts, commissions and offering expenses, through the sale of 5,750,000 shares including shares sold pursuant to the exercise in full by the underwriter of its option to purchase additional shares, at a public offering price of $5.00 per share.
•In August 2021, entered into a license agreement with Tyligand Bioscience, Ltd. (“Tyligand”) whereby Tyligand was granted the exclusive right and sole responsibility for the development and commercialization of ONA-XR in China, Hong Kong, and Macau (the “Territory”). Context is eligible to receive royalties on net sales of ONA-XR in the Territory and retains rest of world rights to commercialize ONA-XR.

Third Quarter Financial Highlights

•Cash and cash equivalents were $0.4 million at September 30, 2021 compared to $0.3 million at December 31, 2020.
•Research and development (R&D) expenses were $0.7 million for the third quarter 2021, as compared to $0.5 million for the same period in 2020. The increase in R&D expenses was primarily driven by increased preclinical and clinical costs related to our ONA-XR and CLDN6 programs.
•General and administrative (G&A) expenses were $0.8 million for the third quarter 2021, as compared to $0.2 million for the same period in 2020. The increase in G&A expenses was primarily driven by an increase in compensation expense as a result of an increase in our headcount and higher professional fees related to preparing to operate as a public company.
•Context reported a net loss of $1.4 million for the third quarter of 2021, as compared to a net loss of $0.9 million for the same period in 2020.

2021 Financial Guidance

Context expects that its cash and cash equivalents, including the net proceeds from its IPO and expected proceeds from its private placement, will be sufficient to fund its operations into 2024.

About Context Therapeutics®
Context Therapeutics Inc. (Nasdaq: CNTX), is a women’s oncology company developing small molecule and immunotherapy treatments to transform care for breast and gynecological cancers. The company’s robust clinical program for lead candidate onapristone extended release (ONA-XR) comprises three Phase 2 clinical trials and one Phase 1b/2 clinical trial in hormone-driven breast, ovarian and endometrial cancer, as well as two Phase 0 biomarker pharmacodynamic trials in breast cancer. ONA-XR is a novel, first-in-class small molecule under development as a complete antagonist of the progesterone receptor, a key unchecked mechanism in hormone-driven women’s cancers. Context is headquartered in Philadelphia, PA. For more information, visit www.contexttherapeutics.com.

Forward-looking Statements
This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as "may," "will," "expect," "anticipate," "plan," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) the results of our clinical trials, (ii) the potential benefits of the product candidates, (iii) the expectation regarding presenting data about our clinical trials at upcoming conferences, (iv) the expectation regarding having preliminary data from one of our clinical trials in 2022, (v) the likelihood data will support future development, (vi) the Company’s ability to fund its operations into 2024, (vii) the likelihood of the closing of the private placement, (viii) the likelihood of the future exercise of the warrants issued in connection with the private placement; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events, and (vii) the likelihood of commercialization of ONA-XR in the Territory by Tyligand and the Company's receipt of royalties therefrom. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in our filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

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